Exhibit 99.(h)(7)

Schedule I

Index Provider	Index	Fund
Bloomberg Barclays	Bloomberg Barclays China Inclusion Focused Bond Index	KraneShares E Fund Bloomberg Barclays China Aggregate Bond Inclusion Index ETF
China Securities Index Co., Ltd. (“CSI”)	CSI Overseas China Internet Index	KraneShares CSI China Internet ETF
CSI	CSI Diversified High Grade Commercial Paper Index	KraneShares E Fund China Commercial Paper ETF
MSCI Inc.	MSCI China All Shares Index	KraneShares MSCI All China Index ETF (formerly KraneShares FTSE Emerging Markets Plus ETF)
Solactive AG	Solactive Electric Vehicles and Future Mobility Index	KraneShares Electric Vehicles and Future Mobility Index ETF
Solactive AG	Solactive Emerging Markets Healthcare Index	KraneShares Emerging Markets Healthcare Index ETF
MSCI Inc.	MSCI China A Index	KraneShares Bosera MSCI China A Share ETF
MSCI Inc.	MSCI China A 100% Hedged to USD Index	KraneShares MSCI China A Hedged Index ETF
MSCI Inc.	MSCI China IMI Environment 10/40 Index	KraneShares MSCI China Environment Index ETF
MSCI Inc.	MSCI Global China Infrastructure Exposure Index	KraneShares MSCI One Belt One Road Index ETF
MSCI Inc.	MSCI China All Shares Consumer Discretionary 10/40 Index	KraneShares MSCI All China Consumer Discretionary Index ETF
MSCI Inc.	MSCI China All Shares Consumer Staples 10/40 Index	KraneShares MSCI All China Consumer Staples Index ETF
MSCI Inc.	MSCI China All Shares Health Care 10/40 Index	KraneShares MSCI All China Health Care Index ETF
Solactive AG	Solactive Emerging Market Consumer Technology Index	KraneShares Emerging Markets Consumer Technology Index ETF
Solactive AG	Solactive USD China Corporate High Yield Bond Index	KraneShares CCBS China Corporate High Yield Bond USD Index ETF
Solactive AG	Solactive Asia Robotics & Artificial Intelligence Index	KraneShares Asia Robotics and Artificial Intelligence Index ETF
CSI	CSI CICC Select 100 Index	KraneShares CICC China Leaders 100 Index ETF (Formerly KraneShares Zacks New China ETF)
MSCI Inc.	MSCI Emerging Markets ex China Index	KraneShares MSCI Emerging Markets ex China Index ETF
FTSE Russell	Russell 1000 Dividend Select Equal Weight	KFA Large Cap Quality Dividend Index ETF
FTSE Russell	Russell 2000 Dividend Select Equal Weight Index	KFA Small Cap Quality Dividend Index ETF

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